As filed with the Securities and Exchange Commission on February 20, 1997

                                                      Registration No. 333-
                                                                           -----

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     Allied Capital Commercial Corporation
             (Exact name of registrant as specified in its charter)


          Maryland                                       52-1777868
-------------------------------              ----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

       1666 K Street, N.W.
         Washington, D.C.                                    20006
----------------------------------------     -----------------------------------
(Address of principal executive offices)                   (Zip Code)

       Allied Capital Commercial Corporation Incentive Stock Option Plan
                            (Full title of the plan)

                          John M. Scheurer, President
                              1666 K Street, N.W.
                             Washington, D.C. 20006
                    (Name and address of agent for service)
                                 (202) 331-1112
         (Telephone number, including area code, of agent for service)

                                           Calculation of Registration Fee
==================================================================================================================
                                                 Proposed                 Proposed
  Title of Securities to     Amount to            Maximum                  Maximum                Amount of
      be Registered        be Registered    Offering Price Per       Aggregate Offering       Registration Fee
                                                   Unit                     Price
------------------------------------------------------------------------------------------------------------------
 common stock                 630,349             24.25                   $15,285,963.25*          $4,632.11
==================================================================================================================

*Included solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933 and are based upon the average of the high and low price per share of Allied Capital Commercial Corporation Common Stock on the Nasdaq National Market System on February 18, 1997.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus constituting Part I of this registration statement also relates to 272,524 shares of the registrant's common stock previously registered on Form S-8 (Commission File No. 33-79422) but unsold as of the date hereof.

This registration statement is being filed solely in order to register an additional 630,349 shares of the registrant's common stock to be issued upon the exercise of options granted under the Allied Capital Commericial Corporation Incentive Stock Option Plan (the "Plan"). A registration statement on Form S-8 has previously been filed with the Securities and Exchange Commission (Commission File No. 33-79422) in connection with shares issuable under the Plan, and the contents of that registration statement are incorporated herein by reference thereto.


                                    PART II


Item 8.          Exhibits

                 See Exhibit Index.

                               POWERS OF ATTORNEY

        LET IT BE KNOWN that each officer or director whose signature appears in paragraph (b) under "SIGNATURES" below appoints John M. Scheurer and Joan M. Sweeney, jointly and severally, his/her attorneys-in-fact, with power of substitution, for him/her in all capacities, to sign amendments and post-effective amendments to the Registration Statement of the Allied Capital Commercial Corporation Incentive Stock Option Plan and to file such amendments with exhibits with the Securities and Exchange Commission, hereby ratifying all that each attorney-in-fact may do or cause to be done by virtue of this power.

                                   SIGNATURES

        (a) THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 13th day of February, 1997.

                                ALLIED CAPITAL COMMERCIAL CORPORATION

                                By: /s/ John M. Scheurer
                                    -----------------------------------------
                                    Name: John M. Scheurer
                                    Title: President

        (b) Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   /s/ William L. Walton                           Chairman and                               February 13, 1997
-----------------------------------------          Chief Executive Officer
William L.  Walton                                 (Principal Executive Officer)

    /s/  David Gladstone                           Director                                   February 13, 1997
-----------------------------------------
David Gladstone


   /s/   George C. Williams                        Director                                   February 13, 1997
-----------------------------------------
George C. Williams

 /s/   Anthony T. Garcia                           Director                                   February 13, 1997
-----------------------------------------
Anthony T. Garcia


 /s/  Charles L. Palmer                            Director                                   February 13, 1997
-----------------------------------------
Charles L. Palmer

   /s/   John D. Reilly                            Director                                   February 13, 1997
-------------------------------------
John D. Reilly


 /s/ Laura W. van Roijen                           Director                                   February 13, 1997
-------------------------------------
Laura W. van Roijen



   /s/ John M. Scheurer                            Director, President,                       February 13, 1997
-------------------------------------              and Chief Operating
John M. Scheurer                                   Officer


   /s/ Jon A. DeLuca                               Executive Vice President                   February 13, 1997
-------------------------------------              and Chief Financial
Jon A. DeLuca                                      Officer (Principal
                                                   Financial and Accounting Officer)

                                   SIGNATURES

                 THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee of the Company's Board of Directors has duly caused this Registration Statement to be signed by the undersigned on behalf of the Allied Capital Commercial Corporation Incentive Stock Option Plan, thereunto duly authorized in the City of Washington, District of Columbia, on the 13th day of February, 1997.

                           Allied Capital Commercial Corporation Incentive Stock Option Plan


                           By:   /s/ John D. Reilly
                              --------------------------------------------------
                           John D. Reilly, Chairman of Allied Capital Commercial Corporation Compensation Committee

                                 EXHIBIT INDEX

Exhibit Number                           Exhibit Name
      4                                  Allied Capital Commercial Corporation Incentive Stock
                                         Option Plan, as amended

      5                                  Opinion of Sutherland Asbill & Brennan

      15                                 Omitted -- Not applicable

      23                                 (a) Consent of Arthur Andersen LLP
                                         (b) Consent of Matthews Carter & Boyce PC
                                         (c) Consent of Counsel -- See Exhibit 5.

      24                                 Powers of Attorney
                                         These documents form part of the
                                         Signature Pages.





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